Exhibit 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the attached Statement on Schedule 13D relating to the Ordinary Shares, par value NIS 1.00 per share, of Retalix Ltd. is filed on behalf of each of them.

         Date: Jan 3, 2010

MENORA MIVTACHIM HOLDINGS LTD.

By:       /s/Ari Kalman                        By:      /s/Yoni Tal
          -------------                                 -----------
Name:    Ari Kalman                            Name:    Yoni Tal
Title:   Deputy Managing Director              Title:   Chief Investment Officer

MENORA MIVTACHIM INSURANCE LTD.

By:       /s/Ari Kalman                        By:       /s/Yoni Tal
          -------------                                  -----------
Name:    Ari Kalman                            Name:    Yoni Tal
Title:   Chief Executive Officer               Title:   Deputy Managing Director
                                                        and Investment Division
                                                        Manager

MENORA MIVTACHIM PENSIONS LTD.

By:       /s/Yacov Rozen                       By:       /s/Rami Armon
          --------------                                 -------------
Name:    Yacov Rozen                           Name:    Rami Armon
Title:   Chief Executive Officer               Title:   Chief Investment Officer

MENORA MIVTACHIM FINANCE LTD.

By:       /s/Yehuda Ben Assayag                By:      /s/Yoni Tal
          ---------------------                         -----------
Name:    Yehuda Ben Assayag                    Name:    Yoni Tal
Title:   Chairman of the Board of Directors    Title:   Director

MENORA MIVTACHIM GEMEL LTD.

By:       /s/Itai Yaakov                       By:       /s/Yacov Rozen
          --------------                                 --------------
Name:    Itai Yaakov                           Name:    Yacov Rozen
Title:   Chief Executive Officer               Title:   Chairman of the Board of
                                                        Directors

MENORA MIVTACHIM MUTUAL FUNDS LTD.

By:       /s/Ronen Avigdor                     By:       /s/Avi Sternschuss
          ----------------                               ------------------
Name:    Ronen Avigdor                         Name:    Avi Sternschuss
Title:   Chief Executive Officer               Title:   Chairman of the Board of
                                                        Directors



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